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Exhibit 4.5

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

        This Common Stock and Warrant Purchase Agreement (this "Agreement") is made as of February 9, 2004, by and among Vista Medical Technologies, Inc., a Delaware corporation (the "Company"), and the individuals and/or entities set forth on Schedule A, attached hereto (each, an "Investor" and, collectively, the "Investors"). The Company and each Investor, severally and not jointly, hereby agree as follows:

        1.     Purchase and Sale of Common Stock and Warrants.

        1.1   Sale and Issuance of Common Stock and Warrants.

        (a)   The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of (i) up to 800,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") (the "Maximum Common Stock Shares"), and (ii) Common Stock Purchase Warrants in substantially the form attached hereto as Exhibit A (each, a "Warrant" and collectively, the "Warrants") exercisable for up to an aggregate of 400,000 shares of Common Stock (such number subject to adjustment pursuant to the Warrants) to be issued upon exercise of the Warrants (the "Maximum Warrant Shares").

        (b)   Subject to the terms and conditions of this Agreement, the Investors agree, severally and not jointly, to purchase at the Initial Closing and the Company agrees to sell and issue to the Investors at the Initial Closing, for an aggregate price per Unit (as defined below) of $2.68, (i) that number of shares of Common Stock set forth opposite such Investor's name on Schedule A hereto under the column "Shares of Common Stock" and (ii) a Warrant to purchase up to that number of shares of Common Stock set forth opposite such Investor's name on Schedule A under the column "Shares of Common Stock Underlying Warrant."

        (c)   Subject to the terms and conditions of this Agreement, each Additional Investor (as defined below) agrees, severally and not jointly, to purchase at the applicable Additional Closing (as defined below) and the Company agrees to sell and issue to such Additional Investor at such Additional Closing, for an aggregate price per Unit of $2.68, (i) that number of shares of Common Stock set forth opposite such Investor's name on Schedule A hereto under the column "Shares of Common Stock" and (ii) a Warrant to purchase up to that number of shares of Common Stock set forth opposite such Investor's name on Schedule A under the column "Shares of Common Stock Underlying Warrant."

        (d)   For purposes of this Agreement, a "Unit" shall consist of two shares of Common Stock and one warrant to purchase one share of Common Stock.

        1.2   Initial Closing; Additional Closings.

        (a)   Initial Closing. The initial purchase and sale of the Common Stock and Warrants to the Investors shall take place at the offices of Heller Ehrman White &McAuliffe, LLP, 4350 La Jolla Village Drive, San Diego, California, by an exchange of executed counterpart signature pages of this Agreement, a Warrant and the Registration Rights Agreement (as defined below), at 10:00 A.M., on February 9, 2004, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which time and place are designated as the "Initial Closing"). At the Initial Closing, the Company shall deliver to the Investors a certificate representing the Common Stock and Warrant each Investor is purchasing, each duly executed, against payment of the aggregate purchase price therefor by check, wire transfer or any combination thereof.

        (b)   Additional Closings. The Company may sell, at any time and from time to time prior to the date which is forty-five (45) days following the Initial Closing (each, an "Additional Closing"), up to the Maximum Common Stock Shares and Maximum Warrant Shares (including Common Stock and Warrants sold in connection with the Initial Closing) to such purchasers as are acceptable to the Company (each, an "Additional Investor" and, collectively, the "Additional Investors") on the terms set forth in Section 1.1(c) hereof, by an exchange of executed counterpart signature pages of this Agreement, a Warrant and the Registration Rights Agreement. Each Additional Investor, upon delivery to the Company of such counterpart signature pages, shall become a party to and be bound by this Agreement, such Additional Investor's Warrant and the Registration Rights Agreement and shall have the rights and obligations hereunder and thereunder each to the same extent as if they were an original Investor; provided, however, that the representations and warranties of each Additional Investor set forth in Section 3 hereof shall speak as of the applicable Additional Closing. Schedule A shall be appropriately revised to reflect each Additional Investor and the purchase of Common Stock and Warrant by such Additional Investor.

        2.     Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as follows:

        2.1   Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material and adverse effect on the operation of its business or properties.

        2.2   Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement, and the performance of all obligations of the Company hereunder and thereunder, has been taken or will be taken prior to the Initial Closing; and this Agreement, the Warrants and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions, if any, contained in any of such documents may be limited by applicable federal or state securities laws. The issuance of the Common Stock and Warrants pursuant to the provisions of this Agreement will not violate any preemptive rights or rights of first refusal granted by the Company, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors through no action of the Company; provided, however, that the Common Stock and Warrants (and the securities issuable upon exercise of the Warrants) may be subject to restrictions on transfer pursuant to the terms of this Agreement and the Warrants and under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

        2.3   Government Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Common Stock and Warrants, and the equity securities issuable upon exercise of the Warrants, and the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Initial Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

        2.4   Offering. Assuming the accuracy of the representations and warranties of each Investor contained in Section 3 hereof, the offer, issue, and sale of the Common Stock and Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and the registration or qualification requirements of all applicable state securities laws.

Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

        2.5   Litigation. There is no action, suit, proceeding, or investigation pending or, to the Company's knowledge, currently threatened in writing against the Company that questions the validity of this Agreement, the Warrants or the Registration Rights Agreement or the right of the Company to issue the Common Sock and Warrants or to enter into such agreements or to consummate the transactions contemplated hereby and thereby. The Company is not a party to and, to the best of its knowledge, is not named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality which might result either individually or in the aggregate, in any material and adverse change in the assets, business, properties, prospects, or financial condition of the Company. There is no action, suit or preceding by the Company currently pending or that the Company currently intends to initiate.

        2.6   Public Filings. The reports and documents filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission (the "SEC") since January 1, 2003 (such reports, collectively, the "Company Reports") constitute all of the reports and documents required to be filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from January 1, 2003 through the date hereof. The Company Reports have been duly and timely filed, were in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed, and were complete and correct in all material respects as of the dates at which the information therein was furnished.

        2.7   Disclosure. The Company and the Investors have engaged in a due diligence process, and in connection with that process the Company has made available to the Investors all the information reasonably available to the Company that the Investors have requested in connection with deciding whether to acquire the Common Stock, the Warrants and the Common Stock underlying the Warrants, and all information that, to the Company's knowledge, is reasonably necessary to enable the Investors to make such a decision, including delivery of that certain private placement memorandum containing projections describing its proposed business (collectively, the "Business Plan"). Assuming the accuracy of the Investors' representations regarding their sophistication with respect to investments in companies similar to the Company and in light of the due diligence process mentioned above, to the Company's knowledge, no representation or warranty of the Company contained in this Agreement or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial and other projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve such projections. It is understood that this representation is qualified by the fact that, while the Company has delivered to the Investors what is titled a "private placement memorandum," it does not contain "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the type typically contained therein.

        3.     Representations and Warranties of the Investors. The Investors hereby represent, warrant and covenant to the Company as of the Initial Closing, and each Additional Investor hereby represents, warrants and covenants to the Company, severally and not jointly, as of the applicable Additional Closing, that:

        3.1   Authorization. Such Investor has full power and authority to enter into this Agreement, such Investor's Warrant and the Registration Rights Agreement, and each such agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

        3.2   Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Common Stock and Warrant to be received by such Investor and the Common Stock issuable upon exercise of such Warrant (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

        3.3   Disclosure of Information. Such Investor believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of each Investor to rely thereon.

        3.4   Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities.

        3.5   Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

        3.6   Restricted Securities. Such Investor understands that the Securities such Investor is purchasing are each characterized as a "restricted security" under federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations none of the Securities may be resold without registration under the Act, except in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Securities must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

        3.7   Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

        (a)   There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

        (b)   (i) Such Investor shall have notified the Company in writing of the proposed disposition and shall have furnished the Company in writing with a detailed statement of the circumstances surrounding the proposed disposition, (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such shares under the Act and (iii) the transferee shall agree in writing to be bound by this Section 3 as if an original Investor. It is agreed that the Company will not require opinions of counsel pursuant to Section 3.7(b)(ii) or that the transferee be bound pursuant to Section 3.7(b)(iii) for dispositions made pursuant to Rule 144, except (i) in unusual circumstances or (ii) at the request of the Company's transfer agent.

        3.8   Legends. It is understood that, until registered under an effective registration statement under the Act, the certificates evidencing the Securities may bear one or all of the following or other applicable legends:

        (a)   "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

        (b)   Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

        3.9   Tax Advisors. Such Investor is relying solely on its own tax advisors and understands that each such Investor (and not the Company) shall be responsible for such Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        4.     California Commissioner of Corporations.

        4.1   Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        5.     Conditions of Investors' Obligations at Closing. The obligations of the Investors under Section 1 of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions:

        5.1   Registration Rights Agreement. The Company and each Investor participating in the Initial Closing shall have entered into the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the "Registration Rights Agreement").

        5.2   Warrants. The Company shall have executed in favor of each Investor participating in the Initial Closing an appropriate Warrant.

        6.     Conditions of the Company's Obligations at Closing. The obligations of the Company under this Agreement are subject to the fulfillment on or before the Initial Closing and each Additional Closing of each of the following conditions by the Investors, as applicable:

        6.1   Payment of Purchase Price. Each Investor shall have delivered the purchase price specified in Section 1.

        6.2   Registration Rights Agreement. The Company and each Investor participating in the Initial Closing shall have entered into the Registration Rights Agreement.

        7.     Miscellaneous.

        7.1   Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Initial Closing and each Additional Closing for a period of one year.

        7.2   Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.3   Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        7.4   Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.5   Notices. Unless otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient (if not sent during the normal business hours of the recipient, then on the next business day); (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All written communications shall be addressed to the party to be notified at the address or number applicable to such party appearing on the books of the Company.

        7.6   Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        7.7   Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Warrants or the Registration Rights Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        7.8   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors (or their permitted assignees) holding a majority of the Common Stock (not including Common Stock issued or issuable upon exercise of Warrants) sold pursuant to this Agreement. Any such amendment or waiver effected in accordance with this paragraph shall be binding upon all the Investors, each transferee of the Securities and the Company.

        7.9   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the

Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        7.10 Entire Agreement. This Agreement, the Warrants and the Registration Rights Agreement (including the exhibits and schedules hereto and thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

        7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Additional Investor shall execute a counterpart signature page to this Agreement and become a party to this Agreement without the need of further signature or approval of any Investor (as contemplated by Section 1.2(b) hereof).

[Signature pages follow]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:		VISTA MEDICAL TECHNOLOGIES, INC.
		By:	/s/ JOHN R. LYON John R. Lyon, President and Chief Executive Officer
	Address:	2101 Faraday Ave. Carlsbad, CA 92008
	Fax:	(760) 603-9170

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

INVESTORS:
/s/ ALBERT GRUNEISEN III Albert Gruneisen III
	Address:	1626 Cherokee Road Louisville, KY 40205
	Telephone:	(502) 589-4523

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

/s/ WILLIAM C. DUGDALE William C. Dugdale
Address:	1907 Mount Vernon Avenue Wilmington, DE 19806
Telephone:	(302) 777-5445

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

/s/ TROY N. TOMLIN Troy N. Tomlin
Address:

Telephone:

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

/s/ WILLIAM K. DUGDALE William K. Dugdale
Address:	250 Fairview Road Coatesville, PA 19320
Telephone:	(302) 652-3101

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

/s/ MARGARET L. DUGDALE Margaret L. Dugdale
Address:	2742 Pierce Street San Francisco, CA 94123
Telephone:	(415) 673-9585

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

/s/ DEVON D. HATHAWAY Devon D. Hathaway
Address:	6206 Blackburn Lane Baltimore, MD 21212
Telephone:	(410) 433-8524

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

C. GLEN & JOAN DUGDALE
/s/ C. GLEN DUGDALE C. Glen Dugdale
/s/ JOAN DUGDALE Joan Dugdale
Address:	P.O. Box 4550 Greenville, DE 19807
Telephone:	(302) 656-0529

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

/s/ JOAN DUGDALE Joan Dugdale
Address:	P.O. Box 4550 Greenville, DE 19807
Telephone:	(302) 656-0529

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

MBD GST FBO C. GLEN DUGDALE
	By:	/s/ C. GLEN DUGDALE C. Glen Dugdale
Address:	P.O. Box 4550 Greenville, DE 19807
Telephone:	(302) 656-0529

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

B/D TRUST FBO C. GLEN DUGDALE
	By:	/s/ C. GLEN DUGDALE C. Glen Dugdale
Address:	P.O. Box 4550 Greenville, DE 19807
Telephone:	(302) 656-0529

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

JOAN CORRIGAN REVOCABLE TRUST
	By:	/s/ JOAN CORRIGAN Joan Corrigan, Trustee
Address:	2550 Pierce Street San Francisco, CA 94115
Telephone:	(415) 346-4666

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

JOSEPH AND JUDY YAAKOVIAN
/s/ JOSEPH YAAKOVIAN Joseph Yaakovian
/s/ JUDY YAAKOVIAN Judy Yaakovian
Address:	1020 Foulk Road Wilmington, DE 19803
Telephone:	(302) 573-4011

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

Schedule A
SCHEDULE OF INVESTORS

Investor	Share of Common Stock	Shares of Common Stock Underlying Warrant	Aggregate Purchase Price
Albert Gruneisen III	75,000	37,500	$100,500
William C. Dugdale	30,000	15,000	$40,200
Troy N. Tomlin	19,000	9,500	$25,460
William K. Dugdale	80,000	40,000	$107,200
Margaret L. Dugdale	38,000	19,000	$50,920
Devon D. Hathaway	30,000	15,000	$40,200
C. Glen & Joan Dugdale	22,000	11,000	$29,480
Joan O. Dugdale	44,000	22,000	$58,960
MBD GST FBO C. Glen Dugdale	22,000	11,000	$29,480
B/D Trust FBO C. Glen Dugdale	22,000	11,000	$29,480
Joan Corrigan Revocable Trust	38,000	19,000	$50,920
Joseph and Judy Yaakovian	19,000	9,500	$25,460
Total

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK AND WARRANT
PURCHASE AGREEMENT OF VISTA MEDICAL TECHNOLOGIES, INC.]

Exhibit A
FORM OF COMMON STOCK PURCHASE WARRANT

Exhibit A

Exhibit B
FORM OF REGISTRATION RIGHTS AGREEMENT]

Exhibit B

QuickLinks

  Exhibit 4.5
COMMON STOCK AND WARRANT PURCHASE AGREEMENT
Schedule A SCHEDULE OF INVESTORS
Exhibit A FORM OF COMMON STOCK PURCHASE WARRANT
Exhibit B FORM OF REGISTRATION RIGHTS AGREEMENT]